Exhibt 10.3

ANG Group, Inc. Letterhead

October 3, 2007

Mr. David Mladen
President and Chief Executive Officer
Excellency Investment Realty Trust, Inc.
245 Park Avenue – 39th Floor
New York, New York 10167

Re:           Financial Advisory Services Engagement

Dear Mr. Mladen:

This letter agreement (the "Agreement") confirms the engagement of ANG Group, Inc. ("ANG") by Excellency Investment Realty Trust, Inc. (the "Company") to provide financial advisory assistance as more particularly set forth herein.

1.           Retention and Services.  As part of the financial advisory services noted herein and as described in Exhibit A hereto (the "Services"), ANG shall assist the Company by providing contract chief financial officer services to be performed by Daniel Norensberg ("Norensberg").  ANG will be available throughout each month during the term of this Agreement for other Company-related issues, conference calls and meetings.  ANG will perform the Services at the Company’s Connecticut office, as more specifically set forth in Section 5 hereof, the Company's New York office and at ANG's offices in New York.

2.           Scope of Engagement.  For purposes of this engagement, ANG will provide the services of Norensberg as the Chief Financial Officer of the Company.  Norensberg will provide the standard services of a contract CFO, including the performance of the Services.

3.           Information Concerning the Company.

(a)
In connection with the Services to be performed hereunder, the Company will furnish ANG with material and information concerning the Company which ANG reasonably deems appropriate in connection with its performance of Services hereunder.  The Company will provide ANG with access to the Company's officers, directors and advisors and will also provide access to certain of its financial information via a secured internet connection.  To the Company's knowledge, all such information will be true and accurate in all material respects and will not containing any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.  The Company acknowledges that ANG will be using and relying upon the accuracy and completeness of publicly available information and the information supplied by the Company and its officers in connection with this engagement without independent verification  (all such information so furnished referred to herein as "Information").

(b)
ANG will keep confidential and not disclose or permit its employees or representatives to disclose confidential information received from the Company (other than to ANG employees or agents involved in the performance of Services hereunder or otherwise on a need-to-know basis), except as may be contemplated by this Agreement, as otherwise may be authorized by the Company or as may be required by law.  For purposes of this Agreement, "confidential information" means information provided by the Company to ANG that is not otherwise available to ANG from sources outside of the Company, and any such information shall cease to be confidential information when it becomes generally available, or comes to ANG's attention, through other sources that do not, to ANG's knowledge at the time, involve a violation of this Agreement or any similar agreement.

4.           Fees.  For each month during the term of this Agreement, the Company will pay ANG a fee (the "Monthly Fee") equal to $4,000.00 in cash or immediately available funds.  The Monthly Fee will be due and payable on the first business day of such month and is non-refundable.

5.           Expenses.  In addition to the compensation described in Section 4 above, upon presentation to the Company of supporting documentation, the Company will reimburse ANG for all reasonable travel expenses incurred by ANG in connection with the performance of the Services, including, but not limited to, gas, parking and tolls associated with travel to the Company's Connecticut office; provided, however, ANG will limit its travel to the Company's Connecticut office to not more than three (3) times per month, unless expressly otherwise agreed to by the Company.

6.           Indemnification.  The Company will indemnify and hold harmless ANG and its affiliates and their respective officers, directors, affiliated entities, members, employees and agents against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, reasonably incurred, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which ANG is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with this Agreement of ANG's performance hereunder, except to the extent caused by the gross negligence or willful misconduct of ANG.

7.           Termination.  This Agreement may be terminated at any time by either party upon not less than 30 days written notice.

8.           Directors' and Officers' Liability Insurance.  The Company, at its sole cost and expense, shall procure and maintain at all times during the term of this Agreement, directors' and officers' liability insurance coverage providing for coverage and amounts customary for companies such as the Company.

9.           Binding Arbitration. Upon the demand of either party, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, or that arises out of the relationship of the parties shall be resolved by mandatory binding arbitration in New York, New York. If despite demand, an action is commenced or prosecuted in any court, the party demanding arbitration may bring any action in any court of competent jurisdiction to compel arbitration of such matters. Any party who fails or refuses to submit to binding arbitration following lawful demand shall bear all costs and expenses incurred by the opposing party in compelling arbitration of such matter. All matters submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (herein referred to as “AAA”), in New York, New York, in accordance with the Commercial Arbitration Rules of the AAA, the Federal Arbitration Act (Title 9 of the United States Code), and, to the extent that the foregoing are inapplicable, unenforceable, or invalid, the laws of New York. Any arbitrator selected must be a practicing attorney, a member of the State Bar of New York, and must be experienced and knowledgeable in the substantive laws applicable to the dispute in question. The substantive laws of the State of New York shall govern any such arbitration. The parties will agree to a single arbitrator to resolve their dispute or AAA shall appoint an independent, third party neutral within 30 days of being requested by either party to decide all matters. The parties expressly agree to waive any and all appeal or other legal rights with respect to any decision reached by arbitration hereunder and neither party shall be entitled to punitive damages.

10.           Miscellaneous. This Agreement constitutes the entire agreement between the parties concerning this Agreement and any subject matter herein, and may not be amended, modified, or waived except in writing signed by the parties. This Agreement shall inure only to the benefit of the parties hereto and their successors and permitted assigns, and may not be assigned by either party without the other party’s prior written consent. Should any clause or portion of this Agreement be deemed invalid, void, or otherwise unenforceable, the remainder of this Agreement shall remain in full force and effect as written. This Agreement may be signed in multiple counterparts, each of which taken together shall constitute one and the same instrument. Facsimile signatures shall have the effect of delivered originals.

Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, and this letter shall note your express acceptance and shall constitute a valid and binding Agreement between the Company and ANG as of the date above.

Sincerely,

ANG GROUP, INC.

/s/ Daniel Norensberg
By: Daniel Norensberg
Its: President

Accepted and agreed on this 8th day of October, 2007.
EXCELLENCY INVESTMENT REALTY TRUST, INC.

/s/ David Mladen
By: David Mladen
Its President and Chief Executive Officer

Exhibit A

Services

Make available Daniel Norensberg (or another individual acceptable to the Company in its sole discretion) to serve as Chief Financial Officer of the Company.

Analyze the Company's disclosure controls and procedures and recommend/implement improvements to ensure the integrity of the Company's financial information and systems and compliance with all applicable securities laws, including, reporting requirements under the Securities Exchange Act of 1934, as amended.

Analyze financial and operating information for management to facilitate decision-making and provide input for corrective action, where applicable, including review of all financial statements to ensure compliance with GAAP and SEC requirements.

Manage/oversee relationships with independent auditors.

Perform all principal accounting and financial officer duties, including making required certifications in connection with SEC filings, including all reports required under the Securities Exchange Act of 1934, as amended.

Direct all finance, accounting and treasury functions including cash forecasting, cash management, operational budgeting, and ensure accuracy, compliance and timeliness in accounting/financial reporting, including all reports required under the Securities Exchange Act of 1934, as amended and any and all reports and filings to any federal, state or local governmental and/or regulatory agency.

Transform finance operations through improved processes, advising on financial performance, best management practices, and evaluating/appraising strategic partnerships.